Registration No. 33-84894
                                                           Rule 424 (b)(3)

         SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 22, 1996

                    MLCC Mortgage Investors, Inc., Seller
            Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1996-A, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer

_____________________________________________________________________________

     On February 28, 1996, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1996-A, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $345,842,681. The Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of February 1, 1996 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages S-26 and S-27 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                  1996 A

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                              December 31, 1997         December 31, 1996        December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance
  of PrimeFirst Loan Portfolio  . . . . . .          $4,817,041        $3,933,946           $3,444,045
Average Number of PrimeFirst
  Loans Outstanding
  During the Period . . . . . . . . . . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a Percent
  of Average Principal Balance
  Outstanding . . . . . . . . . . . . . . .               0.11%             0.16%                0.05%


     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages S-27 and S-28 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                  1996 A

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                                                         As of December 31,
                             -------------------------------------------------------------------------
                                 1992        1993        1994         1995        1996         1997
                             ----------  ----------   ----------   ----------   ----------  ----------
Number of Revolving
  Credit Line (RCL)
  Loans Serviced                 15,084      13,839      15,598       25,056      28,368        31,395
Aggregate Loan Balance
  of RCL Loans                                                                               $1,387,21
  Serviced                   $1,062,930  $1,037,427  $1,079,693  $ 1,293,483  $1,353,800             7
Loan Balance of
  RCL Loans 2 months                                                                             $
  Delinquent                 $    3,717  $    5,161  $    5,358  $     8,447  $    8,292         5,450
Loan Balance of
  RCL Loans 3 months                                                                               $
  or more Delinquent         $   18,751  $   17,508  $   22,989  $    33,763  $   39,508        44,104
Total of 2 months
  or more Delinquent
  as a % of Loan Balance
  of RCL Loans                     2.11%       2.19%       2.63%        3.26%       3.53%        3.57%



                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                         As of December 31,
                             -------------------------------------------------------------------------
                                 1992        1993        1994         1995        1996         1997
                             ----------  ----------   ----------  ----------   ----------  ----------
Number of Revolving
  Credit Line (RCL)
  Loans Serviced                 15,084      13,839       15,598       25,056      28,368       31,395
Aggregate Loan Balance
  of RCL Loans Serviced      $1,062,930  $1,037,427   $1,079,693  $ 1,293,483  $1,353,800   $1,387,217
For the Period:
  Gross Charge-offs
    Dollars                  $    1,447  $    3,153   $    1,118  $     3,700  $    1,860    $   4,269
  Percentage(1)                    0.14%       0.30%        0.10%        0.29%       0.14%       0.31%

_______________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.


     Additionally, the information contained in the tables entitled "Range of Cut-off Date Principal Balances", "Prime Index Mortgage Loan Margins", "One-Month LIBOR Index Mortgage Loan Margins", "Six-Month LIBOR Index Mortgage Loan Margins" and "One-Year Treasury Index Mortgage Loan Margins" under the heading "The Mortgage Pool" on pages S-18 and S-21 of the Prospectus Supplement is hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and Margins of the Mortgage Loans:

                                  1996 A

             RANGE OF PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                               % of Mortgage
                 Range of                              Number of                                  Pool by
            Principal Balances                       Mortgage Loans    Principal Balance      Principal Balance
-------------------------------------------------    --------------    -----------------      -----------------
$          0.00-   49,999.99  . . . . . . . . . .          41          $    1,494,410.64             0.56%
$     50,000.00-   54,999.99  . . . . . . . . . .           7                 370,578.46             0.14
$     55,000.00-   59,999.99  . . . . . . . . . .           3                 170,078.72             0.06
$     60,000.00-   74,999.99  . . . . . . . . . .          12                 805,593.87             0.30
$     75,000.00-   99,999.99  . . . . . . . . . .          38               3,322,120.89             1.25
$    100,000.00-  149,999.99  . . . . . . . . . .          96              11,812,900.26             4.43
$    150,000.00-  199,999.99  . . . . . . . . . .          56               9,772,801.29             3.67
$    200,000.00-  249,999.99  . . . . . . . . . .          55              12,238.179.14             4.59
$    250,000.00-  299,999.99  . . . . . . . . . .          47              12,987,786.28             4.87
$    300,000.00-  349,999.99  . . . . . . . . . .          52              16,586,482.19             6.23
$    350,000.00-  399,999.99  . . . . . . . . . .          39              14,619,423.92             5.49
$    400,000.00-  449,999.99  . . . . . . . . . .          23               9,840,404.85             3.69
$    450,000.00-  499,999.99  . . . . . . . . . .          18               8,436,120.19             3.17
$    500,000.00-  549,999.99  . . . . . . . . . .          16               8,291,559.89             3.11
$    550,000.00-  599,999.99  . . . . . . . . . .           7               4,049,729.85             1.52
$    600,000.00-  649,999.99  . . . . . . . . . .           9               5,474,896.44             2.05
$    650,000.00-  699,999.99  . . . . . . . . . .          13               8,723,419.71             3.27
$    700,000.00-  749,999.99  . . . . . . . . . .          11               7,952,563.47             2.98
$    750,000.00-  799,999.99  . . . . . . . . . .           3               2,320,403.71             0.87
$    800,000.00-  849,999.99  . . . . . . . . . .           5               4,090,509.53             1.54
$    850,000.00-  899,999.99  . . . . . . . . . .           4               3,524,540.58             1.32
$    900,000.00-  949,999.99  . . . . . . . . . .           2               1,840,000.00             0.69
$    950,000.00-  999,999.99  . . . . . . . . . .           9               8,813,793.97             3.31
$  1,000,000.00-1,099,999.99  . . . . . . . . . .          21              21,779,998.89             8.21
$  1,100,000.00-1,199,999.99  . . . . . . . . . .           8               9,030,921.24             3.39
$  1,200,000.00-1,299,999.99  . . . . . . . . . .           5               6,296,265.36             2.36
$  1,300,000.00-1,399,999.99  . . . . . . . . . .           3               3,999,999.89             1.50
$  1,400,000.00-1,499,999.99  . . . . . . . . . .           6               8,608,636.57             3.23
$  1,500,000.00-1,599,999.99  . . . . . . . . . .           1               1,500,000.00             0.56
$  1,600,000.00-1,699,999.99  . . . . . . . . . .           3               4,955,000.00             1.86
$  1,700,000.00-1,799,999.99  . . . . . . . . . .           2               3,450,000.00             1.29
$  1,800,000.00-1,899,999.99  . . . . . . . . . .           4               7,349,323.12             2.76
$  2,000,000.00-2,099,999.99  . . . . . . . . . .           5              10,097,500.00             3.79
$  2,200,000.00-2,299,999.99  . . . . . . . . . .           1               2,240,000.00             0.84
$  2,300,000.00-2,399,999.99  . . . . . . . . . .           1               2,379,994.21             0.89
$  2,500,000.00-2,599,999.99  . . . . . . . . . .           3               7,536,639.36             2.83
$  2,600,000.00-2,699,999.99  . . . . . . . . . .           1               2,662,404.00             1.00
$  2,700,000.00-2,799,999.99  . . . . . . . . . .           1               2,700,000.00             1.01
$  3,000,000.00 or Higher . . . . . . . . . . . .           4              14,309,906.60             5.37
                                                     --------------    -----------------      -----------------
     TOTALS . . . . . . . . . . . . . . . . . . .         635            $266,434,887.09           100.00%
                                                     ==============    =================      =================



                                  1996 A

          PRIME INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                           % of Such Mortgage Loans
       Margin          Number of Mortgage Loans     Principal Balance        by Principal Balance
------------------     ------------------------    ------------------      ------------------------
   -0.250%                          1                $   299,869.29                   9.32%
    0.000%                          4                  2,424,193.20                  75.30
    0.250%                          3                    385,210.00                  11.97
    0.500%                          1                    109,647.06                   3.41
                       ------------------------    ------------------      ------------------------
       TOTALS                       9                 $3,218,919.55                 100.00%
                       ========================    ==================      ========================


                                  1996 A

        ONE-MONTH LIBOR MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                             % of Such Mortgage Loans
       Margin          Number of Mortgage Loans       Principal Balance        by Principal Balance
----------------       ------------------------     -------------------      ------------------------
    0.625%                          1               $    940,000.00                   1.27%
    0.750%                          1                    547,323.38                   0.74
    1.000%                          1                    605,000.00                   0.82
    1.125%                          1                    967,902.29                   1.31
    1.250%                          2                    805,589.50                   1.09
    1.375%                         12                 21,232,319.17                  28.70
    1.500%                         10                  7,366,046.94                   9.96
    1.625%                         34                 18,385,224.62                  24.85
    1.750%                          5                  5,682,309.42                   7.68
    1.875%                         27                 10,071,672.97                  13.61
    2.125%                         28                  5,983,002.03                   8.09
    2.375%                         11                  1,391,199.85                  1.88
                       ------------------------     -------------------      ------------------------
       TOTALS                     133                $73,977,590.17                 100.00%
                       ========================     ===================      ========================


     SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997


                                                                             % of Such Mortgage Loans
    Margin             Number of Mortgage Loans       Principal Balance        by Principal Balance
----------------       ------------------------     -------------------      ------------------------
    0.750%                          1             $      749,999.99                   0.45%
    0.875%                          1                    405,000.00                   0.24
    1.000%                          1                    600,172.15                   0.36
    1.125%                          1                    312,500.00                   0.19
    1.250%                          3                  1,200,820.21                   0.72
    1.375%                          5                  1,904,099.99                   1.14
    1.500%                         31                 38,415,930.82                  23.08
    1.625%                         31                 24,690,242.96                  14.83
    1.750%                         91                 41,339,577.44                  24.84
    1.875%                         11                 12,754,658.37                   7.66
    2.000%                         69                 19,462,234.82                  11.69
    2.125%                          3                  2,647,864.18                   1.59
    2.250%                        119                 16,988,170.38                  10.20
    2.375%                          1                     99,982.25                   0.06
    2.500%                         49                  4,193,426.41                   2.52
    2.625%                          2                    519,869.91                   0.31
    2.750%                          1                    159,000.00                   0.10
    2.875%                          1                     26,600.00                   0.02
                       ------------------------     -------------------      ------------------------
       TOTALS                     421               $166,470,149.88                 100.00%
                       ========================     ===================      ========================

                                  1996 A

    ONE-YEAR TREASURY INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                             % of Such Mortgage Loans
     Margin            Number of Mortgage Loans       Principal Balance        by Principal Balance
----------------       ------------------------     -------------------      ------------------------
    1.625%                          2               $  1,699,235.78                   7.46%
    1.750%                          2                  1,261,381.25                   5.54
    1.875%                          6                  2,834,373.71                  12.45
    2.000%                          2                  1,356,000.00                   5.96
    2.125%                         17                  5,356,656.47                  23.52
    2.250%                         11                  3,168,604.19                  13.92
    2.375%                          1                    310,356.01                   1.36
    2.500%                         19                  1,933,820.79                   8.49
    2.625%                          2                    418,000.00                   1.84
    2.750%                         10                  4,429,799.29                 19.46
                       ------------------------     -------------------      ------------------------
       TOTALS                      72                $22,768,227.49                 100.00%
                       ========================     ===================      ========================

                             ____________________

               The date of this Supplement is April 13, 1998.